EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

USEC INC.

FIRST:    The name of the corporation is USEC Inc. (hereinafter the "Corporation").

SECOND:    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law as set forth in Title 8 of the Delaware Code (the "DGCL").

FOURTH:    A.    The total number of shares of stock of all classes that the Corporation shall have authority to issue is 275,000,000 shares. The authorized capital stock is divided into 25,000,000 shares of preferred stock, each having a par value of $1.00 (the "Preferred Stock"), and 250,000,000 shares of common stock, each having a par value of $.10 (the "Common Stock").

B.    The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the DGCL, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

(i)    the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolution of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

(ii)    the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(iii)    whether the shares of such class or series shall be subject to redemption, in whole or in part, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

(iv)    the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

(v)    whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi)    the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

(vii)    the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(viii)    the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

(ix)    the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

C.    The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

FIFTH:    The name and mailing address of the Sole Incorporator is as follows: Lynn Buckley, P.O. Box 636, Wilmington, DE 19899.

SIXTH:    A.    The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

(i)    adopt, amend, alter, change or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-Laws had not been adopted;

(ii)    determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

(iii)    exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the By-Laws of the Corporation.

B.    The number of directors constituting the Board of Directors shall be as specified in the By-Laws or fixed in the manner provided therein. Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

C.    Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election for which such directors have been chosen and until their successors are elected and qualified or their earlier resignation or removal.

D.    Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article FOURTH hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office by the stockholders at any time.

E.    In connection with the exercise of its or their judgment in determining what is in the best interests of the Corporation and its stockholders, the Board of Directors of the Corporation, any committee of the Board of Directors or any individual director may, but shall not be required to, in addition to considering the long-term and short-term interests of the stockholders, consider all of the following factors: provision for the protection of the health and safety of the public and the common defense and security of the United States of America, assurance that adequate enrichment capacity will remain available to meet the demands of the domestic electric utility industry, provision for the continuation by the Corporation of the operation of the Department of Energy's gaseous diffusion plants, and provision for the protection of the public interest in maintaining reliable and economical uranium mining, enrichment and conversion services. The provisions of this Section shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered.

SEVENTH:    Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article FOURTH hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by the Chairman, if there be one, or the President, or pursuant to a resolution adopted by (i) the Board of Directors or (ii) a committee of the Board of Directors that has been designated by the Board of Directors and whose power and authority include the power to call such meetings. Elections of directors need not be by written ballot, unless otherwise provided in the By-Laws.

EIGHTH:    A.    The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for successful proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred in this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

B.    The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

C.    The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

D.    Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Article EIGHTH with respect to any acts or omissions occurring prior to such repeal or modification.

NINTH:    No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification with respect to any act or omission occurring prior to such amendment, repeal or modification.

TENTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH:        A.    Statutory Acquisition Restriction. For purposes of this Article ELEVENTH, the term "Statutory Acquisition Restriction" shall mean the acquisition, directly or indirectly, of beneficial ownership by a person or by a number of persons acting together as a group, of securities of the Corporation representing more than ten percent (10%) of the total votes of all outstanding voting securities of the Corporation after the Privatization Date and prior to the third anniversary thereof; provided, however, such restriction shall not apply to (i) any employee stock ownership plan of the Corporation, (ii) members of the underwriting syndicate purchasing shares of Common Stock of the Corporation in stabilization transactions in connection with the privatization of the Company through an initial public offering consummated on the Privatization Date and (iii) in the case of securities beneficially held in the ordinary course of business for others, any commercial bank, broker-dealer, or clearing agency; provided no person for whom such bank, broker-dealer or clearing agency is holding such securities has violated the Statutory Acquisition Restriction. For purposes of this Article ELEVENTH, the term "Privatization Date" shall mean the date of consummation of the initial public offering undertaken to privatize the United States Enrichment Corporation, the government-owned corporation.

B.    Foreign Ownership Restrictions. For purposes of this Article ELEVENTH, the term "Foreign Ownership Restrictions" shall mean any one or more of the following: (i) the beneficial ownership of more than ten percent (10%) of the aggregate number of issued and outstanding shares of Common Stock of the Corporation by or for the account of a foreign person or persons; (ii) the beneficial ownership of any shares of Common Stock of the Corporation by or for the account of a Contravening Person (as defined below); (iii) the acquisition of control (direct or indirect) of the Company by a person or group of persons acting together in any transaction or series of transactions in which the arrangements for financing such person's or persons' acquisition of the Corporation involve or will involve receipt of money, from borrowing or otherwise, from one or more foreign persons in an amount in excess of ten percent (10%) of the purchase price of the Corporation's securities purchased by such person or group of persons, whether such funds are to be used for temporary or permanent financing; or (iv) any ownership of or exercise of rights with respect to shares of Common Stock of the Corporation or other exercise or attempt to exercise control of the Corporation that the Board of Directors determines is inconsistent with or in violation of the regulations, rules or restrictions of a governmental entity or agency which exercises regulatory power over the Corporation, its business, operations or assets or could jeopardize the continued operations of the Corporation's facilities.

C.    Information Request. If the Corporation has reason to believe that the ownership or proposed ownership of, or exercise of rights with respect to, securities of the Corporation by any person, including record holders, beneficial owners and any person presenting any securities of the Corporation for transfer into its name (a "Proposed Transferee") may be inconsistent with, or in violation of the Statutory Acquisition Restriction or the Foreign Ownership Restrictions, the Corporation may request of such person and such person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, securities of the Corporation by such person is inconsistent with, or in violation of, the Statutory Acquisition Restriction or the Foreign Ownership Restrictions. Any person who is or proposes to be a registered holder of securities of the Corporation shall be obliged to disclose to the Corporation, at the Corporation's request, the name and address of the beneficial owner of the securities of the Corporation.

Any person that has filed a Schedule 13D or a Schedule 14D-1 (or in either case, a successor form thereto required by the U.S. Securities and Exchange Commission (the "SEC")) with respect to the Corporation's securities and, in the case of the Schedule 13D, which filing indicates any plans or proposals which relate to or would result in the occurrence of any of the events described in Item 4 of Schedule 13D (or its equivalent, if and to the extent that such Item is amended, modified or superseded by another Item or another form of the SEC then in effect) may be requested by the Corporation to provide to the Corporation such information as the Board of Directors may require to confirm that such person's plans or proposals will not result in a violation of the Statutory Acquisition Restriction or the Foreign Ownership Restrictions.

The Corporation may require that any information sought under this Section C of Article ELEVENTH be given under oath. The Board of Directors shall be entitled to rely and to act in reliance on any declaration and the information contained therein.

D.    Suspension of Voting Rights; Refusal to Transfer. If any person, including a Proposed Transferee, from whom information is requested should fail to respond to the Corporation's request pursuant to Section C of this Article ELEVENTH or if the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, securities of the Corporation by any person, including a Proposed Transferee, could result in any inconsistency with, or violation of, the Statutory Acquisition Restriction or the Foreign Ownership Restrictions, the Corporation may (i) refuse to permit the transfer of securities of the Corporation to such Proposed Transferee; and/or (ii) suspend or limit voting rights associated with stock ownership by such person or Proposed Transferee if the Board of Directors in good faith believes that the exercise of such voting rights would result in any inconsistency with, or violation of, the Statutory Acquisition Restriction or the Foreign

Ownership Restrictions. If the Board of Directors determines that the foregoing measures are not sufficient to ensure compliance with the Statutory Acquisition Restriction or the Foreign Ownership Restrictions, the Corporation may take such action as may be authorized under this Article ELEVENTH. Any action by the Corporation pursuant to the foregoing with respect to the Statutory Acquisition Restriction or the Foreign Ownership Restrictions may remain in effect for as long as the Corporation determines is necessary to comply with the Statutory Acquisition Restriction or the Foreign Ownership Restrictions.

E.    Legends. The Corporation may note on the certificates of its securities that the shares represented by such certificates are subject to the restrictions set forth in this Article TWELFTH.

F.    Joint Ownership. For purposes of this Article ELEVENTH, where the same shares of Common Stock of the Corporation are held or beneficially owned by one or more persons, and any one of such persons is a foreign person or a Contravening Person, then such shares of Common Stock shall be deemed to be held or beneficially owned by a foreign person or Contravening Person, as applicable.

G.    Additional Provisions. The Corporation is hereby authorized to take any other action it may deem necessary or appropriate to ensure compliance with the provisions of this Article ELEVENTH, including, without limitation, suspending or limiting any and all rights of stock ownership which may violate or be inconsistent with the Statutory Acquisition Restriction or the applicable Foreign Ownership Restrictions (other than the right to transfer stock ownership in a transaction consistent with the Statutory Acquisition Restriction and the Foreign Ownership Restrictions). Further, the Corporation may exercise any and all appropriate remedies, at law or in equity in any court of competent jurisdiction, against any holder of its securities or rights with respect thereto or any Proposed Transferee, with a view towards obtaining the information set forth in Section C or preventing or curing any situation which would cause any inconsistency with, or violation of, the Statutory Acquisition Restriction or the Foreign Ownership Restrictions.

H.    Redemption and Exchange. Without limiting the generality of the foregoing and notwithstanding any other provision of this Certificate of Incorporation to the contrary, any shares held or beneficially owned by a foreign person or a Contravening Person shall always be subject to redemption or exchange by the Corporation by action of the Board of Directors, pursuant to Section 151 of the DGCL or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Foreign Ownership Restrictions. As used in this Certificate of Incorporation, "redemption" and "exchange" are hereinafter collectively referred to as "redemption", references to shares being "redeemed" shall be deemed to include shares which are being "exchanged", and references to "redemption price" shall be deemed to include the amount and kind of securities for which any such shares are exchanged. The terms and conditions of such redemption shall be as follows:

(a)    the redemption price of the shares to be redeemed pursuant to this Article ELEVENTH shall be equal to the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith unless the Board determines in good faith that the holder of such shares knew or should have known its ownership or beneficial ownership would constitute a violation of the Foreign Ownership Restrictions, in which case the redemption price shall be equal to the lower of (i) the fair market value of the shares to be redeemed and (ii) such foreign person's or Contravening Person's purchase price for such shares;

(b)    the redemption price of such shares may be paid in cash, securities or any combination thereof and the value of any securities constituting all or any part of the redemption price shall be determined by the Board in good faith;

(c)    if less than all the shares held or beneficially owned by foreign persons are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

(d)    at least 30 days' written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or redemption securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed, duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

(e)    from and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and

(f)    the redemption shall be subject to such other terms and conditions as the Board of Directors shall determine.

I.    Board Action. The Board of Directors shall have the exclusive right to interpret all issues arising under this Article ELEVENTH (including but not limited to determining whether a person is a foreign person or a Contravening Person, whether a person is an Affiliate of another person, whether a person controls or is controlled by another person and whether a person is the beneficial owner of the securities of the Corporation) and the determination of the Board under this Article shall be final and binding. The Bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article ELEVENTH to the extent set forth herein and the Board may, at any time and from time to time, adopt such other or additional reasonable procedures as the Board may deem desirable or necessary to comply with the Statutory Acquisition Restriction or the Foreign Ownership Restrictions or to carry out the provisions of this Article ELEVENTH.

J. Certain Definitions. For purposes of this Article ELEVENTH,

"Affiliate" and "Affiliated" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

"Contravening Person" shall mean (i) a person having a significant commercial relationship with a Foreign Enrichment Provider with respect to uranium or uranium products or (ii) a Foreign Competitor.

"Foreign Competitor" shall mean a Foreign Enrichment Provider or a person Affiliated with a Foreign Enrichment Provider in such a manner as to warrant application of the Foreign Ownership Restrictions to such person.

"Foreign Enrichment Provider" shall mean any person incorporated, organized or having its principal place of business outside of the United States which is in the business of enriching uranium for use by nuclear reactors or any person incorporated, organized or having its principal place of business outside of the United States which is in the business of creating a fissile product capable of use as a fuel source for nuclear reactors in lieu of enriched uranium.

"foreign person" shall mean (i) an individual who is not a citizen of the United States of America; (ii) a partnership in which any general partner is a foreign person or the partner or partners having a majority interest in partnership profits are foreign persons; (iii) a foreign government or representative thereof; (iv) a corporation, partnership, trust, company, association or other entity organized or incorporated under the laws of a jurisdiction outside of the United States and (v) a corporation, partnership, trust, company, association or other entity that is controlled directly or indirectly by any one or more of the foregoing.

"person" shall include natural persons, corporations, partnerships, companies, associations, trusts, joint ventures and other entities.

K.    Amendment. Any amendment, alteration, change or repeal of this Article ELEVENTH shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) the affirmative vote of holders of at least two-thirds of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

TWELFTH:    The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article FOURTH hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

THIRTEENTH: In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of June, 1998.

/s/ Lynn Buckley
Lynn Buckley
Sole Incorporator

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
USEC INC.

USEC Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) thereof, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation duly called and held on February 8, 2008, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing such amendment to be submitted to the stockholders of the Corporation for approval at its next annual meeting of stockholders to be held on April 24, 2008. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article ELEVENTH of the Certificate of Incorporation be, and it hereby is, amended and restated in its entirety to read as follows, subject to the approval of the stockholders of the Corporation:

“ELEVENTH: Foreign Ownership
A. [Reserved]
B.     Foreign Ownership Review Event. For purposes of this Article ELEVENTH, the term “Foreign Ownership Review Event” shall mean the occurrence of any one or more of the following events: (i) the beneficial ownership by a foreign person of (a) five percent (5%) or more of the issued and outstanding shares of any class of equity securities of the Corporation, (b) five percent (5%) or more in voting power of the issued and outstanding shares of all classes of equity securities of the Corporation, or (c) less than five percent (5%) of the issued and outstanding shares of any class of equity securities of the Corporation or less than five percent (5%) of the voting power of the issued and outstanding shares of all classes of equity securities of the Corporation, if such foreign person is entitled to control the appointment and tenure of any of the Corporation's management positions or any director; (ii) the beneficial ownership of any shares of any class of equity securities of the Corporation by or for the account of a Contravening Person (as defined below); or (iii) any Adverse Regulatory Occurrence.
C.     Information Request. If the Corporation has reason to believe that the ownership or proposed ownership of, acquisition of an interest in, or exercise of rights with respect to, securities of the Corporation by any person, including record holders, beneficial owners and any person presenting any securities of the Corporation for transfer into its name (a “Proposed Transferee”) may constitute a Foreign Ownership Review Event, the Corporation may request of such person and such person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations as well as any other agreements or arrangements) as the Corporation shall request to enable the Board of Directors to determine whether the ownership of, the acquisition of any interest in, or the exercise of any rights with respect to, securities of the Corporation by such person constitutes a Foreign Ownership Review Event. Any person who is or proposes to be a registered holder of securities of the Corporation shall disclose to the Corporation, at the Corporation's request, the name and address of the beneficial owner of the securities of the Corporation and any other information relating to such person's ownership or other interest in securities of the Corporation that the Corporation may request.
Any disclosure of information made under this Section C of Article ELEVENTH shall be delivered to the Corporation promptly upon a request by the Corporation therefor (and in any event within five (5) calendar days of such request). The Corporation may require that any such information be given under oath. The Board of Directors shall be entitled to rely and to act in reliance on any declaration and the information provided to the Corporation pursuant to this Section C of Article ELEVENTH.
D.     Suspension of Voting Rights; Refusal to Transfer. If any person, including a Proposed Transferee, from whom information is requested pursuant to Section C of this Article ELEVENTH should fail to respond to such request, or if the Corporation shall conclude that the ownership of, the acquisition of an interest in, or the exercise of any rights of ownership with respect to, securities of the Corporation by any person, including a Proposed Transferee, could constitute or result in any Adverse Regulatory Occurrence, then (i) the Board of Directors may, from time to time in its sole discretion, resolve that neither any record owner nor any beneficial owner of securities held by a person may be Transferred to a Proposed Transferee; and/or (ii) the Board of Directors may, in its sole discretion, resolve that such person, either alone or together with its Related Persons, as of any record date for the determination of holders of securities entitled to vote on any matter, shall not be entitled to vote or cause the voting of all or such portion as the Board of Directors shall determine of the securities of the Corporation owned beneficially or of record by such person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, (A) on any matter submitted to a vote of such holders or (B) on specified matters as from time to time determined by the Board of Directors. The Corporation may disregard any votes purported to be cast in excess of or otherwise in violation of the restrictions or limitations set forth in sub-section (ii) of Section D of this Article ELEVENTH. Any action by the Board of Directors pursuant to this Article ELEVENTH may remain in effect for as long as the Board of Directors determines such action is necessary to prevent or remedy any Adverse Regulatory Occurrence. Notwithstanding the foregoing, the Board of Directors may, from time to time in its sole discretion, (1) resolve to release any restriction on Transfer set forth herein from any number of securities, on terms and conditions and in ratios and numbers to be fixed by the Board of Directors in its sole discretion, and (2) resolve to release any of the securities of the Corporation from any of the limitations or restrictions on voting set forth in sub-section (ii) of Section D of this Article ELEVENTH.
E.     Legends. If any securities of the Corporation are represented by a certificate, a legend shall be placed on such certificate to the effect that such securities are subject to the restrictions set forth in this Article ELEVENTH. If any such securities shall not be represented by certificates, then the Corporation shall require, to the extent required by law, that an analogous notification of such restrictions be used in respect of such securities.
F.     Joint Ownership. For purposes of this Article ELEVENTH, where the same shares of any class of equity securities of the Corporation are held or beneficially owned by one or more persons, and any one of such persons is a foreign person or a Contravening Person, then such shares shall be deemed to be held or beneficially owned by a foreign person or Contravening Person, as applicable.
G.     [Reserved]
H.     Redemption and Exchange. Without limiting the generality of the foregoing and notwithstanding any other provision of this Certificate of Incorporation to the contrary, any shares held or beneficially owned by a foreign person or a Contravening Person shall always be subject to redemption or exchange by the Corporation by action of the Board of Directors, pursuant to Section 151 of the DGCL or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to prevent any Adverse Regulatory Occurrence. Except where the context provides otherwise, as used in this Certificate of Incorporation, “redemption” and “exchange” are hereinafter collectively referred to as “redemption”, references to shares being “redeemed” shall be deemed to include shares which are being “exchanged”, and references to “redemption price” shall be deemed to include the amount and kind of securities for which any such shares are exchanged. The terms and conditions of such redemption shall be as follows:
(a)     the redemption price of the shares to be redeemed pursuant to this Article ELEVENTH shall be equal to the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith unless the Board determines in good faith that the holder of such shares knew or should have known its ownership or beneficial ownership would constitute a Foreign Ownership Review Event, in which case the redemption price for any such shares, other than shares for which the Board of Directors had determined at the time of the holder's purchase that the ownership of, or exercise of rights with respect to, such shares did not, at such time, constitute an Adverse Regulatory Occurrence, shall be equal to the lower of (i) the fair market value of the shares to be redeemed and (ii) such foreign person's or Contravening Person's purchase price for such shares;
(b)     the redemption price of such shares may be paid in cash, securities or any combination thereof and the value of any securities constituting all or any part of the redemption price shall be determined by the Board in good faith;
(c)     if less than all the shares held or beneficially owned by foreign persons are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;
(d)     at least 30 days' written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or redemption securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed, duly endorsed in blank or accompanied by duly executed proper instruments of transfer;
(e)     from and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and
(f)     the redemption shall be subject to such other terms and conditions as the Board of Directors shall determine.
In connection with any exchange effected pursuant to Section H of this Article ELEVENTH, authority is hereby expressly granted to the Board of Directors, subject to this Certificate of Incorporation and the DGCL, to fix the designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of any securities of the Corporation issued in exchange for any issued and outstanding securities of the Corporation held or beneficially owned by a foreign person or Contravening Person.
I.     Board Action. The Board of Directors shall have the exclusive right to interpret all issues arising under this Article ELEVENTH (including but not limited to determining whether a Foreign Ownership Review Event has occurred, whether an Adverse Regulatory Occurrence has occurred, whether a person is a foreign person or a Contravening Person, whether a person is an Affiliate of another person or a Related Person, whether a person controls or is controlled by another person and whether a person is the beneficial owner of securities of the Corporation, and whether a person has met the requirements of Section C of this Article ELEVENTH with regard to the provision of information), and the determination of the Board under this Article ELEVENTH shall be final, binding and conclusive. The Bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article ELEVENTH to the extent set forth herein and the Board may, at any time and from time to time, adopt such other or additional reasonable procedures as the Board may deem desirable or necessary to comply with Regulatory Restrictions, to prevent or remedy any Adverse Regulatory Occurrence, to address any issues arising in connection with a Foreign Ownership Review Event or to otherwise carry out the provisions of this Article ELEVENTH.
J.     Certain Definitions. For purposes of this Article ELEVENTH,
“Adverse Regulatory Occurrence” shall mean any ownership of, or exercise of rights with respect to, shares of any class of equity securities of the Corporation or other exercise or attempt to exercise control of the Corporation that is inconsistent with, or in violation of, any Regulatory Restrictions, or that could jeopardize the continued operations of the Corporation's facilities.
“Affiliate” and “Affiliated” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Contravening Person” shall mean (i) a person acting as an agent for a Foreign Enrichment Provider with respect to uranium or uranium products or (ii) a Foreign Competitor.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Foreign Competitor” shall mean a Foreign Enrichment Provider or a person Affiliated with a Foreign Enrichment Provider in such a manner as to constitute a Foreign Ownership Review Event.
“Foreign Enrichment Provider” shall mean any person incorporated, organized or having its principal place of business outside of the United States which is in the business of enriching uranium for use by nuclear reactors or any person incorporated, organized or having its principal place of business outside of the United States which is in the business of creating a fissile product capable of use as a fuel source for nuclear reactors in lieu of enriched uranium.
“foreign person” shall mean (i) an individual who is not a citizen of the United States of America; (ii) a partnership in which any general partner is a foreign person or the partner or partners having a majority interest in partnership profits are foreign persons; (iii) a foreign government or representative thereof; (iv) a corporation, partnership, trust, company, association or other entity organized or incorporated under the laws of a jurisdiction outside of the United States and (v) a corporation, partnership, trust, company, association or other entity that is controlled directly or indirectly by any one or more of the foregoing.
“person” shall include natural persons, corporations, partnerships, companies, associations, trusts, joint ventures, other entities, governments, or political subdivisions, agencies or instrumentalities of governments.
“Regulatory Restrictions” shall mean the regulations, rules or restrictions of any governmental entity or agency which exercises regulatory power over the Corporation, its business, operations or assets, including, without limitation, the U.S. Nuclear Regulatory Commission.
“Related Person” shall mean with respect to any person:
(1) any Affiliate of such person;
(2) any other person(s) with which such first person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of securities of the Corporation;
(3) in the case of a person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such person and, in the case of a person that is a partnership or a limited liability company, any general partner, managing member or manager of such person, as applicable;
(4) in the case of a person that is a natural person, any relative or spouse of such natural person, or any relative of such spouse who has the same home as such natural person or who is a director or officer of the Corporation or any of its Affiliates;

(5) in the case of a person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and
(6) in the case of a person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable.
“Transfer” shall mean (with its cognates having corresponding meanings), with respect to any securities of the Corporation, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such securities or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such securities), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act.
K.     Amendment. Any amendment, alteration, change or repeal of this Article ELEVENTH shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) the affirmative vote of holders of at least two-thirds of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.”

SECOND: Thereafter, at the annual meeting of stockholders of the Corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the affirmative vote of holders of at least two-thirds of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, as required by Article ELEVENTH of the Certificate of Incorporation, was obtained in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 25th day of April, 2008.

USEC INC.

By: /s/ John K. Welch
Name: John K. Welch
Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
USEC INC.

 USEC Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 thereof, DOES HERBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation duly called and held on March 13, 2013, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing such amendment to be submitted to the stockholders of the Corporation for approval at its next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that paragraph A of Article FOURTH of the Certificate of Incorporation be, and it hereby is, amended and restated in its entirety to read as follows, subject to approval of the stockholders of the Corporation:

“A. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 50,000,000 shares. The authorized capital stock is divided into 25,000,000 shares of preferred stock, each having a par value of $1.00 (such shares, the “Preferred Stock”) and 25,000,000 shares of common stock, each having a par value of $.10 (the “Common Stock”).

Upon the filing of the Certificate of Amendment amending paragraph A of Article FOURTH of the Certificate of Incorporation (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be automatically and without any action on the part of the holder or holders thereof reclassified into a different number of shares of Common Stock (the “New Common Stock”) such that each ten to thirty shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation. The Corporation shall not issue fractions of shares of Common Stock in connection with such reclassification. Stockholders who but for this sentence would own, as a result of such reclassification, a fractional interest in a share of New Common Stock immediately following the Effective Time, shall instead be entitled to receive, with respect to and in lieu of such fractional interest, cash from the Corporation representing the fair market value of such fraction shares at the election of the Board of Directors either as determined by the Board of Directors or as provided below. If the Board of Directors so elects, the Corporation shall arrange for the disposition of fractional interests by those otherwise entitled thereto by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear. Each certificate that, prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

SECOND: Thereafter, at the annual meeting of the stockholders of the Corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the affirmative vote of holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, as required by Article TWELFTH of the Certificate of Incorporation, was obtained in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 1st day of July, 2013.

USEC Inc.

By: /s/ Peter B. Saba
Name: Peter B. Saba
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

CERTIFICATE OF DESIGNATIONS
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
USEC INC.
(Pursuant to Section 151 of the
Delaware General Corporation Law)
_____________________________
USEC Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) as required by Section 151 of the General Corporation Law at a meeting duly called and held on Thursday, September 29, 2011.
RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended, the Board hereby creates a series of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:
Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
Section 2. Dividends and Distributions.
(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.
Section 3. Voting Rights. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter submitted to the vote of stockholders.
Section 4. Certain Restrictions.
(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, as amended, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
Section 6. Liquidation, Dissolution or Winding Up.
(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.
(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable by the Corporation.
Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation's Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred Stock.
Section 10. Amendment. At any time shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation, as amended, shall not be further amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a single class.
Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the undersigned authorized officer this 29th day of September, 2011.

USEC INC.

By: /s/ Peter B. Saba
Name: Peter B. Saba
Title: Senior Vice President, General Counsel and Secretary

CERTIFICATE OF DESIGNATION OF
SERIES B-1 12.75% CONVERTIBLE PREFERRED STOCK
of
USEC INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

We, John K. Welch, President and Chief Executive Officer, and Peter B. Saba, Secretary, of USEC Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:
That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on May 24, 2010 adopted the following resolution creating a series of 300,000 shares of Preferred Stock, par value $1.00 per share, designated as Series B-1 12.75% Convertible Preferred Stock:
RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:
Section 1. Designation. The designation of this series of Preferred Stock, par value $1.00 per share, of the Corporation is “Series B-1 12.75% Convertible Preferred Stock” (“Series B-1 12.75% Preferred Stock”). Each share of Series B-1 12.75% Preferred Stock shall be identical in all respects to every other share of Series B-1 12.75% Preferred Stock.
Section 2. Number of Shares. The authorized number of shares of Series B-1 12.75% Preferred Stock is 300,000. Shares of Series B-1 12.75% Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock or into Common Stock, shall revert to authorized but unissued shares of Preferred Stock and shall not be reissued as shares of Series B-1 12.75% Preferred Stock.
Section 3. Definitions. As used herein with respect to Series B-1 12.75% Preferred Stock:
(a) “ACP” shall mean the design, manufacture, construction, development, startup, completion, operation, financing, maintenance and improvement of a front-end nuclear fuel facility utilizing U.S. gas centrifuge enrichment technology and related infrastructure assets and properties.
(b) “Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.
(c) “Aggregate Outstanding Value” shall mean, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock, plus (2) for each share of Series C Preferred Stock then held by the Permitted Holders, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which the Permitted Holders' acquisition of such share was calculated, plus (3) for each share of Common Stock then held by the Permitted Holders, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price upon which the Permitted Holders' acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a).
(d) “Approved Market” shall have the meaning ascribed to it in the definition of “Base Price.”
(e) “Automatic Redemption” shall mean an automatic redemption pursuant to Section 7(g) of this Certificate of Designation subsequent to a Conversion Election, Section 8(c) of this Certificate of Designation or Section 8(c) of the Series B-2 Certificate of Designation.
(f) “Automatic Redemption Adjustment” shall mean, for purposes of determining the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value, that if an Automatic Redemption has been effected prior to the date of determining such values, (1) the aggregate amount of the Liquidation Preference, as of the date of redemption, of a Permitted Holder's Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder's Aggregate Outstanding Value and Permitted Holder Outstanding Value and (2) the aggregate amount of the Liquidation Preference, as of the date of redemption, of such Permitted Holder's Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder's Original Issue Value and Permitted Holder Original Issue Value; provided, however, that, if at any time after any Automatic Redemption, such Permitted Holder's

Deemed Holder Percentage is less than 8%, then such adjustment to the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value shall not be made.
(g) “B&W” shall mean Babcock & Wilcox Investment Company, a Delaware corporation.
(h) “Base Price” shall mean for any date, the price determined by the first of the following clauses that applies: (1) if the Ordinary Common Stock is then listed or quoted on the New York Stock Exchange, The NASDAQ Stock Market or the American Stock Exchange (each an “Approved Market”), the arithmetic average of the daily volume weighted average prices per share of the Ordinary Common Stock for each of the 20 consecutive Trading Days immediately preceding (but not including) such date, as reported for the regular trading session (including any extensions thereof) on the primary Approved Market on which the Ordinary Common Stock is then listed or quoted (without regard to pre-open or after hours trading outside of such regular trading session on such Trading Day), as reported by Bloomberg Financial L.P. (or any successor thereof) using the HP function (or any equivalent thereof); (2) if the Ordinary Common Stock has not been listed or quoted on an Approved Market for a minimum of 20 consecutive Trading Days immediately preceding (but not including) such date and if prices for the Ordinary Common Stock are then quoted on the OTC Bulletin Board, the arithmetic average of the daily volume weighted average prices per share of the Ordinary Common Stock for each of the 20 consecutive Trading Days immediately preceding (but not including) such date, as quoted for the regular trading session on the OTC Bulletin Board; (3) if the Ordinary Common Stock has not been listed or quoted on the OTC Bulletin Board for a minimum of 20 consecutive Trading Days immediately preceding (but not including) such date and if prices for the Ordinary Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Common Stock so reported; or (4) in all other cases, the fair market value of a share of Ordinary Common Stock as determined by the Board of Directors acting reasonably and in good faith; provided that if the Series B-1 12.75% Preferred Stock is converting into Series C Preferred Stock, the Base Price, as calculated above, shall be multiplied by one thousand (1,000).
(i) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 promulgated under Section 13(d) of the Exchange Act or any successor provisions thereto, and “Beneficial Ownership” shall have a correlative meaning.
(j) “Board of Directors” shall mean the board of directors of the Corporation or any duly authorized committee thereof.
(k) “Business Day” shall mean any calendar day other than (1) a Saturday or Sunday or (2) a calendar day on which banking institutions in either the City of New York or Tokyo, Japan are authorized by law, regulation or executive order to remain closed.
(l) “Bylaws” shall mean the Amended and Restated Bylaws of the Corporation, as amended from time to time.
(m) “Certificate of Designation” shall mean this Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Corporation, as amended from time to time.
(n) “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.
(o) “Change of Control” shall mean the occurrence of any of the following:
(1) any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation's capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation's Subsidiaries or any of the Corporation's employee benefit plans (for purposes of this subsection (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);
(2) the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation's assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:
(i) that does not result in a reclassification, conversion, exchange or cancellation of the Corporation's outstanding Common Stock;
(ii) that is effected solely to change the Corporation's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of any class or series of common stock of the surviving entity; or
(iii) where the issued and outstanding capital stock having voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).
(p) “Charter Amendment Approval” shall mean the approval of the stockholders of the Corporation necessary to amend the Corporation's Certificate of Incorporation to approve the authorization of Class B Common Stock and the proper filing of such amendment with the Secretary of State of the State of Delaware.
(q) “Class B Common Stock” shall mean the Class B Common Stock of the Corporation, par value $.10 per share, to be authorized by the Charter Amendment Approval.
(r) “Closing Deadline Failure” shall mean, unless waived in writing (1) by the Corporation if such Closing Deadline Failure is as a result of breach by a Permitted Holder, (2) by the Permitted Holders if such Closing Deadline Failure is as a result of breach by the Corporation, or (3) by the Permitted Holders and the Corporation if such Closing Deadline Failure is not as a result of a breach by the Permitted Holders or the Corporation, either, (A) with respect to the Second Closing (as defined in the Securities Purchase Agreement), that the Second Closing shall not have occurred by June 30, 2011 and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.2 thereof, or (B) with respect to the Third Closing (as defined in the Securities Purchase Agreement), that the Third Closing shall not have occurred by the Third Closing Termination Date (as defined in the Securities Purchase Agreement) and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.3 thereof.
(s) “Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.
(t) “Common Stock” shall mean collectively, the Ordinary Common Stock and the Class B Common Stock.
(u) “Conditional Commitment” shall mean a conditional commitment (as defined in 10 CFR 609.2) from DOE to the Corporation in an amount not less than $2 billion, and specifying the detailed conditions to be satisfied for the DOE Financial Closing.
(v) “Conversion Cap”, with respect to a conversion hereunder, shall mean that the total number of shares of Class B Common Stock received upon such conversion shall not, when combined with the total number of shares of Class B Common Stock (1) issued or issuable upon the exercise of the Warrants and (2) issued by the Corporation upon conversion of securities issued pursuant to the Transactions (as defined in the Securities Purchase Agreement) exceed 49.99% of the total number of outstanding shares of Ordinary Common Stock and Class B Common Stock at the time of any such conversion, subject to adjustments for stock splits, stock dividends, reorganizations or similar transactions.
(w) “Conversion Election” shall have the meaning ascribed to it in Section 7(a).
(x) “Corporation” shall have the meaning ascribed to it in the recitals.
(y) “Corporation Plans” shall mean the Corporation's 1999 Equity Incentive Plan, as amended, and the Corporation's 2009 Equity Incentive Plan, as may be amended, the Corporation's 2009 Employee Stock Purchase Plan, as may be amended, and any similar plans entered into after the date hereof, and any inducement grants.
(z) “Deemed Holder Percentage” shall mean, as to any Permitted Holder, the percentage resulting from the following calculation, (1)(A) the number of shares of Ordinary Common Stock equal to the quotient of (w) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on the outstanding shares of Series B Preferred Stock held by such Permitted Holder from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (x) the Base Price for the date of such calculation, plus (B) the number of outstanding of shares of (y) Series C Preferred Stock multiplied by 1000 plus, (z) if then outstanding, Class B Common Stock, in each case held by such Permitted Holder divided by (2)(A) the total number of shares of Ordinary Common Stock equal to the quotient of (v) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on all outstanding shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (w) the Base Price for the date of such calculation, plus (B) the total number of all outstanding shares of (x) Series C Preferred Stock multiplied by 1000 plus (y) if then outstanding, Class B Common Stock, plus (z) Ordinary Common Stock.
(aa) “DGCL” shall have the meaning ascribed to it in the Preamble.
(bb) “Dividend” shall have the meaning ascribed to it in Section 5(a).
(cc) “Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2010; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any Dividend payable on Series B-1 12.75% Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day.

(dd) “Dividend Period” shall mean the period commencing on and including a Dividend Payment Date and shall end on and include the calendar day preceding the next Dividend Payment Date; provided, however, that with respect to any shares of Series B-1 12.75% Preferred Stock not outstanding for the entirety of any such Dividend Period, there shall be an initial pro-rated Dividend Period for such shares that shall commence on and include the issue date of such shares.
(ee) “Dividend Rate” shall mean 12.75% per annum.
(ff) “DOE” shall mean the United States Department of Energy.
(gg) “DOE Financial Closing” shall mean the closing of a Loan Guarantee Agreement (as defined in 10 CFR 609.2), between DOE, an eligible lender, and the Corporation, pursuant to the Conditional Commitment, guaranteeing a loan or other debt obligation in an amount not less than $2 billion for the ACP and there shall have been an initial draw of the funds guaranteed pursuant to the Loan Guarantee Agreement in an amount not less than the minimum amount permitted thereunder.
(hh) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(ii) “Exchange Property” shall have the meaning ascribed to it in Section 10(a).
(jj) “Excluded Lender” shall mean a bank or other financial institution providing indebtedness for borrowed money which is guaranteed by the Loan Guarantee Agreement (as defined in 10 CFR 609.2) pertaining to the DOE Financial Closing; provided, however “Excluded Lender” shall not include a Person providing funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Corporation in an amount of at least $100,000,000 that is not guaranteed by such Loan Guarantee Agreement.
(kk) “Factor” shall be the Factor established in accordance with the provisions of Section 7(h)(1).
(ll) “Final Determination” shall mean the earlier to occur of (1) the conclusion of the litigation or binding arbitration (as applicable), including any and all appeals (whether by final determination or the expiration of any applicable appeal periods), regarding the dispute between the Permitted Holders and the Corporation, or (2) a written agreement between the Corporation and the appropriate Permitted Holder or Permitted Holders resolving such dispute.
(mm) “Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, arbitral body or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over any of the Permitted Holders, the Corporation, any of the Corporation's Subsidiaries or their respective Property.
(nn) “Initial Liquidation Preference” shall mean $1,000 per share of Series B Preferred Stock.
(oo) “Initial Preferred Director” shall have the meaning ascribed to it in Section 9(b)(1).
(pp) “Internal Reorganization Event” shall have the meaning ascribed to it in Section 10(c).
(qq) “Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated as of September 2, 2010 among the Corporation, Toshiba and B&W, as amended from time to time.
(rr) “Junior Stock” shall mean the Common Stock and any other class or series of capital stock of the Corporation that ranks junior to the Series B Preferred Stock (1) as to the priority of payment of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation. For the avoidance of doubt, Junior Stock shall include the Series A Preferred Stock and the Series C Preferred Stock.
(ss) “Liquidation Preference” shall initially mean $1,000 per share of Series B Preferred Stock; provided, however, that to the extent that the Corporation does not declare and pay a Dividend on a Dividend Payment Date pursuant to Section 5(a), an amount equal to the Dividend shall be added to the Liquidation Preference of such share on the applicable Dividend Payment Date.
(tt) “Orderly Sale Arrangement” shall have the meaning set forth in the Securities Purchase Agreement.
(uu) “Ordinary Common Stock” shall mean the common stock of the Corporation, par value $.10 per share. For the avoidance of doubt, the Ordinary Common Stock shall not include the Class B Common Stock.
(vv) “Original Issuance Date” shall mean, with respect to each share of Series B Preferred Stock issued to the Permitted Holders, the date on which such share was issued by the Corporation.
(ww) “Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, the aggregate Initial Liquidation Preference of all the shares of Series B Preferred Stock issued to the Permitted Holders excluding those shares issued as a Dividend.

(xx) “Parity Stock” shall mean any class or series of stock of the Corporation that ranks equally with Series B-1 12.75% Preferred Stock (1) in the priority of payment of dividends and/or (2) in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively). For the avoidance of doubt, Parity Stock shall include the Series B-2 11.5% Preferred Stock.
(yy) “Permit” shall mean any approval, authorization, certificate, consent, license or permit of or from any Governmental Authority.
(zz) “Permitted Holder Material Breach” shall mean a material breach of the Securities Purchase Agreement or the Investor Rights Agreement by any Permitted Holder.
(aaa) “Permitted Holder Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, for any Permitted Holder, the aggregate Initial Liquidation Preference of all shares of Series B Preferred Stock issued to such Permitted Holder excluding those shares issued as a Dividend.
(bbb) “Permitted Holder Outstanding Value” shall mean, as to any Permitted Holder, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock then held by such Permitted Holder, plus, (2) for each share of Series C Preferred Stock then held by a Permitted Holder, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which such Permitted Holder's acquisition of such share was calculated, plus (3) for each share of Common Stock then held by such Permitted Holder, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price upon which such Permitted Holder's acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock, which have been added to the Liquidation Preference pursuant to Section 5(a).
(ccc) “Permitted Holders” shall mean (1) Toshiba America or any other Wholly-Owned Affiliates of Toshiba, (2) B&W and its Wholly-Owned Affiliates, (3) a special purpose entity jointly and wholly controlled by Toshiba and B&W and (4) Westinghouse Electric Company, LLC, to the extent it is controlled by Toshiba or a Permitted Holder described under (1) above; provided, however, that each Permitted Holder must be a U.S. Person.
(ddd) “Person” shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.
(eee) “Preferred Director” shall have the meaning ascribed to it in Section 9(b)(2).
(fff) “Preferred Stock” shall mean any and all series of preferred stock, par value $1.00 per share, of the Corporation, including the Series B Preferred Stock.
(ggg) “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.
(hhh) “Qualified Director” shall mean any individual reasonably acceptable to the Nominating and Governance Committee of the Board of Directors.
(iii) “Regulatory Bodies” shall mean the DOE and the U.S. Nuclear Regulatory Commission, and any successor Governmental Authorities thereto.
(jjj) “Reorganization Event” shall have the meaning ascribed to it in Section 10(a).
(kkk) “Sale Plan” shall have the meaning ascribed to it in Section 7(c)(1).
(lll) “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of May 25, 2010, among the Corporation, Toshiba and B&W, as amended from time to time.
(mmm) “Senior Stock” shall mean any class or series of capital stock of the Corporation that ranks senior to the Series B Preferred Stock (1) as to the priority of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(nnn) “Series A Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series A Junior Participating Preferred Stock.”
(ooo) “Series B Preferred Stock” shall mean the Series B-1 12.75% Preferred Stock together with the Series B-2 11.5% Preferred Stock.
(ppp) “Series B-1 12.75 % Preferred Stock” shall have the meaning ascribed to it in Section 1.
(qqq) “Series B-2 11.5% Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series B-2 11.5% Convertible Preferred Stock.”

(rrr) “Series B-2 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-2 11.5% Preferred Stock, as filed with the Secretary of State of the State of Delaware.
(sss) “Series C Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series C Participating Convertible Preferred Stock.”
(ttt) “Share Issuance Approval” shall mean the approval of the stockholders of the Corporation necessary to approve the conversion of all the Series B Preferred Stock and the Series C Preferred Stock, and the exercise of all the Warrants, for Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, or if shares of the Ordinary Common Stock become listed and traded on another Approved Market, the approval required by such Approved Market, or the time at which all such approvals shall for any reason become inapplicable or not required so as to permit all such conversions and exercises.
(uuu) “Share Issuance Limitation” shall mean the total number of shares of Common Stock or securities convertible into Common Stock that can be issued by the Corporation upon conversion or exercise of securities issued pursuant to the Transactions (as defined in the Securities Purchase Agreement) in accordance with the rules and regulations of the Approved Market on which shares of the Corporation's equity securities are listed or traded prior to receipt of the Share Issuance Approval.
(vvv) “Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (1) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership, joint venture or limited liability company or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC, a Delaware limited liability company, shall not be considered a Subsidiary of B&W or the Corporation.
(www) “SWU” shall have the meaning ascribed to it in the definition of “SWU Consideration.”
(xxx) “SWU Consideration” shall mean the fair market value of separative work units with respect to low enriched uranium (“SWU”) (as determined reasonably and in good faith by the Board of Directors, taking into account the applicable volume of SWU, the then-current market price for SWU and other relevant factors) provided by the Corporation to the Permitted Holders minus any consideration paid by the Permitted Holders for such SWU.
(yyy) “Third Party Financing” shall mean the funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Corporation in an amount of at least $100,000,000 from a third party that is not an Affiliate of the Corporation, a Japanese export credit agency, a U.S. Governmental Authority or an Excluded Lender where (1) such funds, together with such other additional funds available to the Corporation at such time, is necessary and sufficient to consummate the DOE Financial Closing, and (ii) the third-party requires, as a condition to the funding, that the Preferred Stock be converted in accordance with the terms hereof.
(zzz) “Third Party Transfer” shall mean an irrevocable Transfer in compliance with Section 11 of all legal ownership, Voting Control and Beneficial Ownership of any share or shares of Series B-1 12.75% Preferred Stock to a Person other than a Permitted Holder or its Affiliates.
(aaaa) “Toshiba” shall mean Toshiba Corporation, a corporation organized under the laws of Japan.
(bbbb) “Toshiba America” shall mean Toshiba America Nuclear Energy Corporation, a Delaware corporation.
(cccc) “Trading Day” shall mean any day on which shares of the Corporation's equity securities are traded, or able to be traded, on the Approved Market on which shares of the Corporation's equity securities are listed or traded.
(dddd) “Transfer” shall mean, with respect to any shares of Series B-1 12.75% Preferred Stock, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such shares or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such shares), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act.
(eeee) “U.S. Person” shall mean any person that is treated as a “United States Person” under Code Section 7701(a)(30) and that provides an IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including backup withholding tax), on or before the time at which it acquires securities pursuant to this Certificate of Designation.

(ffff) “Voting Control” shall mean, with respect to a share or shares of Series B-1 12.75% Preferred Stock, the power, whether exclusive or shared, revocable or irrevocable, to vote or direct the voting of such share or shares of Series B-1 12.75% Preferred Stock, by proxy, voting agreement or otherwise.
(gggg) “Warrants” shall mean those warrants to purchase Class B Common Stock or Series C Preferred Stock originally issued by the Corporation to the Permitted Holders pursuant to the Securities Purchase Agreement.
(hhhh) “Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person, or any other Affiliate to which the Corporation, in its sole discretion, consents.
Section 4. Titles and Subtitles; Interpretation. The titles and subtitles used in this Certificate of Designation are used for convenience only and are not to be considered in construing or interpreting this Certificate of Designation. The definitions contained in this Certificate of Designation are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
Section 5. Dividends.
(a) Rate. Holders of Series B-1 12.75% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds or assets available therefor, subject to the provisions of the DGCL, on each share of Series B-1 12.75% Preferred Stock, Dividends with respect to each Dividend Period in an amount equal to the Dividend Rate on the Liquidation Preference per share of Series B-1 12.75% Preferred Stock, payable, at the Corporation's election, in (1) cash, (2) additional shares (including fractional shares) of Series B-1 12.75% Preferred Stock having a deemed value of $1,000 per share for purposes of the number of such additional shares or (3) any combination of (1) and (2) (the “Dividend”). If and to the extent that the Corporation does not pay the entire Dividend for a particular Dividend Period on the applicable Dividend Payment Date for such period, the amount of such Dividend not paid shall be added to the Liquidation Preference in accordance with the definition thereof. Dividends payable at the Dividend Rate shall begin to accrue (whether or not earned or declared, whether or not there are funds legally available for the payment thereof and whether or not restricted by the terms of any of the Corporation's indebtedness outstanding at any time) and be cumulative from the Original Issuance Date, shall compound on each Dividend Payment Date (i.e., no Dividends shall accrue on other Dividends unless and until the first Dividend Payment Date for such other Dividends has passed without such other Dividends having been paid on such date) and shall be payable in arrears on the first Dividend Payment Date after such Dividend Period. Dividends that are payable on Series B-1 12.75% Preferred Stock in the form of additional shares of such stock shall, except as specifically provided in this Certificate of Designation, have all rights granted hereunder, including the payment of Dividends. Dividends that are payable on Series B-1 12.75% Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Series B-1 12.75% Preferred Stock as they appear on the stock register of the Corporation on the record date for such Dividend, which shall be the date 10 Business Days prior to the applicable Dividend Payment Date, or such other date as determined by the Board of Directors. The Corporation shall elect the form of such payment by giving notice at least 5 Business Days prior to the applicable Dividend Payment Date. If no such notice is given, the Corporation shall be deemed to have elected a payment through the issuance of shares of Series B-1 12.75% Preferred Stock. Dividends paid on the shares of Series B-1 12.75% Preferred Stock in an amount less than accumulated and unpaid Dividends payable thereon shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
Dividends payable at the Dividend Rate on Series B-1 12.75% Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Dividends payable at the Dividend Rate on Series B-1 12.75% Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over such 30-day months.
(b) Priority of Dividends. Subject to any approvals required pursuant to Section 9, such Dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any capital stock, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment.
(c) Payment in Shares. Any shares of Series B-1 12.75% Preferred Stock paid as a Dividend pursuant to this Section 5 shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free of preemptive rights and free of any lien or adverse claim.
Section 6. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B-1 12.75% Preferred Stock shall be entitled to receive on par with each share of Parity Stock ranking equally with Series B-1 12.75% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation for each share of Series B-1 12.75% Preferred Stock, out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the greater of (1) the Liquidation Preference per share of Series B-1 12.75% Preferred Stock plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference from and including the immediately preceding Dividend Payment Date to, but excluding, the date fixed for such liquidation, dissolution or winding up of the Corporation and (2) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as reasonably and in good faith determined by the Board of Directors) to be distributed in respect of the Common Stock such holder would have been entitled to receive had it converted such Series B-1 12.75% Preferred Stock (without regard to the Conversion Cap or Share Issuance Limitation) immediately prior to the date fixed for such liquidation, dissolution or winding up of the Corporation. To the extent that such amount is paid in full to all holders of Series B-1 12.75% Preferred Stock and all holders of Parity Stock ranking equally with Series B-1 12.75% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of other capital stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(b) Partial Payment. If, in connection with any distribution described in Section 6(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series B-1 12.75% Preferred Stock and all holders of Parity Stock ranking equally with Series B-1 12.75% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the amounts paid to the holders of Series B-1 12.75% Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B-1 12.75% Preferred Stock and the holders of all such other Parity Stock.
(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other Person, including a merger or consolidation in which the holders of Series B-1 12.75% Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but shall instead be subject to the provisions of Section 10.
Section 7. Mandatory Redemption or Conversion on a Closing Deadline Failure.
(a) Permitted Holder Election on a Closing Deadline Failure. Within 20 Business Days of a Closing Deadline Failure, each Permitted Holder shall deliver a written notice to the Corporation stating, with respect to all of its outstanding shares of Series B-1 12.75% Preferred Stock, whether such Permitted Holder elects to convert such shares pursuant to Section 7(b) (a “Conversion Election”) or sell such shares pursuant to Section 7(c) (a “Sale Election”). If any Permitted Holder does not make such election by such deadline, such Permitted Holder shall be deemed to have irrevocably made a Sale Election with respect to all of its outstanding shares of Series B-1 12.75% Preferred Stock.
(b) Conversion Election Procedures. Within 40 Business Days of a Closing Deadline Failure, the Corporation shall, with respect to the outstanding shares of Series B-1 12.75% Preferred Stock held by all Permitted Holders that made a Conversion Election, convert such shares (i) if the Charter Amendment Approval has been obtained and subject to the making of any filing or receipt of any approval from any Regulatory Body in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, into Class B Common Stock, or (ii) if the Charter Amendment Approval has not been obtained or such regulatory approvals cannot be obtained, into Series C Preferred Stock, in either case into the number of shares of the Class B Common Stock or Series C Preferred Stock, as applicable, equal to the product of (A) the quotient of (1) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion, and (2) the Base Price for such conversion date and (B) the Factor. Any outstanding shares of Series B-1 12.75% Preferred Stock not converted pursuant to this Section 7(b) as a result of the limitations set forth in Section 7(d) shall remain outstanding until the earlier of (x) the date on which the Share Issuance Approval is obtained (on which date any then outstanding shares of Series B-1 12.75% Preferred Stock held by all Permitted Holders that made a Conversion Election shall be converted pursuant to this Section 7(b) using the Base Price for such conversion date) and (y) such time the outstanding shares of Series B-1 12.75% Preferred Stock are redeemed pursuant to Section 7(g).
(c) Sale Election Procedures.
(1) If a Permitted Holder makes or is deemed to make a Sale Election, such Permitted Holder shall use commercially reasonable efforts to sell and dispose of such Permitted Holder's shares of Series B-1 12.75% Preferred Stock in accordance with Section 11 and the Orderly Sale Arrangement. In furtherance of the foregoing and without limitation, such Permitted Holder shall use commercially reasonable efforts to, as promptly as is practicable, either (x) enter into an agreement with a broker dealer that represents one of the institutions listed on Schedule C to the Securities Purchase Agreement as of such date pursuant to which all of the shares of Ordinary Common Stock into which the outstanding shares of Series B-1 12.75%

Preferred Stock held by such Permitted Holder shall be converted and sold (the “Sale Plan”) or (y) sell pursuant to such other method as shall be mutually agreed upon between the Corporation and the Permitted Holder. The Sale Plan shall, inter alia:
(A) constitute a written binding contract between such Permitted Holder and such broker dealer pursuant to which such Permitted Holder instructs the broker dealer to sell such shares on its account;
(B) result in the sale as promptly as practicable and in brokers transactions of the shares of Ordinary Common Stock into which such Permitted Holder's outstanding shares of Series B-1 12.75% Preferred Stock shall be converted, as provided below pursuant to the Orderly Sale Arrangement;
(C) permit such Permitted Holder no influence over when or whether to effect the sale of such shares of Ordinary Common Stock underlying such Permitted Holder's outstanding shares of Series B-1 12.75% Preferred Stock (other than initiating a separate block trade undertaken in accordance with the Orderly Sale Arrangement); and
(D) except as provided in clause (C), require that such shares of Ordinary Common Stock underlying such Permitted Holder's outstanding shares of Series B-1 12.75% Preferred Stock are sold pursuant to the terms of the Sale Plan;
(2) Upon a Third Party Transfer, shares of Series B-1 12.75% Preferred Stock when sold pursuant to a Sale Plan shall automatically convert into the number of shares of Ordinary Common Stock equal to the following: (x) if sold pursuant to a brokers transaction, the product of (A) the quotient of (1) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion, and (2) the price per share reported for the sale of the underlying Ordinary Common Stock and (B) the Factor; or (y) if sold other than through a brokers transaction, the product of (A) the quotient of (1) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion, and (2) the price per share at which the underlying Ordinary Common Stock is agreed to be sold in such transaction and (B) the Factor.
(d) Share Issuance Limitation. Notwithstanding anything in this Certificate of Designation to the contrary, any issuance of Common Stock or Series C Preferred Stock shall be limited to the total number of shares that may be issued in compliance with the Share Issuance Limitation to the extent applicable.
(e) Deferred Implementation of Sale Plan. In the event that a Permitted Holder at the time of a Sale Election advises the Corporation that it in good faith believes that it is in possession of material non-public information concerning the Corporation, such Permitted Holder may defer implementation of the Sale Plan until the next period of time during which directors and executive officers of the Corporation are permitted to purchase and sell shares of Ordinary Common Stock in a trading “window” or similar period pursuant to the Corporation's trading policies in effect at such time. Without limiting a Permitted Holder's obligation to do so, if a Permitted Holder shall fail to enter into and initiate a Sale Plan within 180 days of a Sale Election and shall at any time thereafter fail to use commercially reasonable efforts to implement a Sale Plan (tolling such period to the extent it is prevented from doing so pursuant to the provisions of Section 4.7 of the Investor Rights Agreement) the Corporation may, if the Permitted Holder fails to resume and maintain such commercially reasonable efforts within ten (10) Business Days after notice of such failure from the Corporation, convert such Permitted Holder's shares of Series B-1 12.75% Preferred Stock pursuant to the provisions of Section 7(b) (without regard for the deadline or notice provided for therein) as of the date of such failure applying the Base Price as of the date of such conversion. With respect to a Permitted Holder's obligation in the immediately preceding sentence, such commercially reasonable efforts shall include such Permitted Holder causing any Initial Preferred Director or the Preferred Director, as applicable, to resign within 90 days of the delivery of the notice pursuant to Section 7(a) if such Initial Preferred Director's or the Preferred Director's access, as applicable, to material non-public information concerning the Corporation is preventing the Permitted Holder from entering into the Sale Plan or otherwise disposing of its shares in accordance with Section 11 and the Orderly Sale Arrangement.
(f) Optional Redemption. Notwithstanding any Sale Plan, at any time from and after a Sale Election, the Corporation may, subject to the provisions of the DGCL, and from time to time, upon 10 Business Days prior written notice, redeem all or any portion of the outstanding shares of Series B-1 12.75% Preferred Stock for, at the Corporation's sole discretion, cash or SWU Consideration in an amount equal to the product of (i) the Liquidation Preference of such shares plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of redemption and (ii) the Factor.
(g) Automatic Redemption. If a Closing Deadline Failure occurs and shares of Series B-1 12.75% Preferred Stock remain outstanding on the later of (i) December 31, 2012 or (ii) the one-year anniversary of such Closing Deadline Failure, the Corporation shall, subject to the provisions of the DGCL, redeem all outstanding shares of Series B-1 12.75% Preferred Stock for, at the Corporation's sole discretion, cash or SWU Consideration in an amount equal to (i) the product of (A) the

Liquidation Preference of such shares plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of redemption and (B) the Factor.
(h) Determination of Factor.
(1) The Factor shall be (i) if at the time of the Closing Deadline Failure the Securities Purchase Agreement was not terminable pursuant to Section 10.2(c) or (d) or Section 10.3(c) or (d) thereof, 1.0 (one); (ii) if at the time of the Closing Deadline Failure the Securities Purchase Agreement was terminable pursuant to Sections 10.2(c) or 10.3(c) thereof, 1.1 (one and one-tenth); or (iii) if at the time of the Closing Deadline Failure the Securities Purchase Agreement was terminable as to such Permitted Holder pursuant to Sections 10.2(d) or 10.3(d) thereof, 0.9 (nine-tenths).
(2) Together with the notice delivered by each Permitted Holder pursuant to Section 7(a), each Permitted Holder shall state the Factor to be applied with respect to the Conversion Election or the Sale Election. If any Permitted Holder does not make such determination in its notice, the Factor deemed noticed and applicable to such Permitted Holder shall be 1.0. Within 20 Business Days of receipt by the Corporation of a notice pursuant to Section 7(a), the Corporation may deliver a written notice to a Permitted Holder disputing such Permitted Holder's determination of the Factor or, if the Permitted Holder did not include a Factor in its notice, the deemed Factor. If the Corporation does not timely provide such notice, such Permitted Holder's determination of the Factor or the deemed Factor, as the case may be, shall be final and binding on such Permitted Holder and the Corporation. If the Corporation timely objects to a Permitted Holder's determination of the Factor, the Factor shall be initially 1.0 for purposes of such conversion or redemption and all of such Permitted Holder's outstanding shares of Series B-1 12.75% Preferred Stock shall be converted pursuant to Section 7(b), sold pursuant to Section 7(c) or redeemed pursuant to Sections 7(f) or (g) based upon such Factor and either the Corporation or such Permitted Holder may seek a Final Determination pursuant to the procedures set forth in Section 13.2 of the Securities Purchase Agreement, and following any such Final Determination, such final Factor shall be applied hereunder.
Section 8. Other Conversion.
(a) Conversion by the Corporation.
(1) Conversion Upon Third Party Financing. Effective upon the DOE Financial Closing that follows or is contemporaneous with a Third Party Financing or immediately prior thereto, the Corporation may convert all of the outstanding shares of Series B-1 12.75% Preferred Stock (i) if the Charter Amendment Approval has been obtained, into Class B Common Stock, or (ii) if the Charter Amendment Approval has not been obtained, into Series C Preferred Stock, in either case into the number of shares of the Class B Common Stock or Series C Preferred Stock, as applicable, equal to the quotient of (A) 120% of the sum of (i) the Liquidation Preference plus (ii) an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (B) the Base Price for the date that the Corporation provides notice pursuant to Section 8(a)(2).
(2) Conversion Timing. If the Corporation elects to convert pursuant to this Section 8(a), the Corporation shall provide written notice to the Permitted Holders of record at their respective last addresses appearing on the books of the Corporation. Such notice shall state the conversion date of Series B-1 12.75% Preferred Stock, which date shall be no less than 5 days and no more than 60 days from the date of such notice; provided, however, that the effectiveness of the conversion (and the Corporation's right and obligation to effect the conversion) shall be conditioned upon the DOE Financial Closing. Notwithstanding the foregoing, if, after delivery of such notice, the Corporation desires to specify a different conversion date, the Corporation shall not be required to notify the Permitted Holders of such change until after the conversion is effected unless such changed conversion date is more than 15 days prior to or after the original conversion date. The conversion date shall be the date specified in such written notice or such different date as specified by the Corporation in accordance with this Section 8(a)(2).
(b) Conversion by the Permitted Holders.
(1) Post-Third Closing Conversion. At any time and from time to time after the Third Closing (as defined in the Securities Purchase Agreement), any Permitted Holder's shares of Series B-1 12.75% Preferred Stock shall be converted, in whole or in part, upon the request of such Permitted Holder, subject to the Conversion Cap, into the number of shares of Class B Common Stock equal to the quotient of (A) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (B) the Base Price for the conversion date specified in the written notice provided by such Permitted Holder pursuant to Section 8(b)(2). Shares of Series B-1 12.75% Preferred Stock not converted as a result of the foregoing limitations shall remain outstanding except as provided herein.

(2) Conversion Timing. If a Permitted Holder elects to convert pursuant to this Section 8(b), such Permitted Holder shall provide written notice to the Corporation. Such notice shall state the conversion date of Series B-1 12.75% Preferred Stock, which date shall be no less than 5 days and no more than 60 days from the date of such notice. The conversion date shall be the date specified in such written notice.
(c) Automatic Conversion and Redemption. On December 31, 2016, all outstanding shares of Series B-1 12.75% Preferred Stock shall be automatically converted, without any action on the part of the holder and subject to the Conversion Cap, into the number of shares of Class B Common Stock equal to the quotient of (i) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (ii) the Base Price for December 31, 2016. Shares of Series B-1 12.75% Preferred Stock not converted as a result of the foregoing limitation shall remain outstanding except as provided herein. If shares of Series B-1 12.75% Preferred Stock remain outstanding on February 28, 2017 due to the Conversion Cap, the Corporation shall, subject to the provisions of the DGCL, redeem all outstanding shares of Series B-1 12.75% Preferred Stock for cash in an amount equal to the Liquidation Preference of such shares plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of redemption. If the Corporation fails to pay such redemption amount by March 15, 2017, the Conversion Cap shall no longer apply and all outstanding shares of Series B-1 12.75% Preferred Stock shall be automatically converted, without any action on the part of the holder, into the number of shares of Class B Common Stock equal to the quotient of (A) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B‑1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (B) the Base Price for March 15, 2017. In the event of any automatic conversion or redemption pursuant to this Section 8(c), the conversion or redemption shall be deemed to have been effected at the time that the event triggering such automatic conversion or redemption occurred.
(d) Conversion Mechanics. A Permitted Holder shall cease to be a record holder of each share of Series B-1 12.75% Preferred Stock on the date such share is converted. As promptly as practicable on or after the conversion date (and in any event no later than three Trading Days thereafter), the Corporation or its agent, including its transfer agent, shall issue the number of shares of Class B Common Stock or Series C Preferred Stock (including fractional shares) issuable pursuant to Section 8(a), (b) or (c). Any such certificate or certificates shall be delivered by the Corporation or its agent, including its transfer agent, to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the records of the Corporation, subject in each case to the provisions of Section 9 of the Securities Purchase Agreement.
(e) Reservation of Class B Common Stock. Subject to receiving the Charter Amendment Approval and for as long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Common Stock or Class B Common Stock, or shares of Ordinary Common Stock or Class B Common Stock held in treasury by the Corporation, for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Ordinary Common Stock or Class B Common Stock then issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. For purposes hereof, reservations hereunder shall be at the Base Price equal to the closing price of the Corporation's Ordinary Common Stock on the New York Stock Exchange on the second to last Trading Day prior to the date of the Securities Purchase Agreement; provided, however, if the Base Price for the date four Trading Days prior to the First Closing, the Second Closing or the Third Closing (each as defined in the Securities Purchase Agreement) or on June 30 of any year is less than such amount, then that lower amount shall be used as the Base Price for purposes of this calculation. All shares of Class B Common Stock delivered upon conversion of Series B Preferred Stock shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.
(f) Partial Conversion. In case of any conversion of any of the shares of Series B Preferred Stock at the time outstanding, the shares to be converted shall be selected pro rata among the shares of Series B Preferred Stock held by each Permitted Holder and among each such Permitted Holder's shares of Series B-1 12.75% Preferred Stock and Series B-2 11.5% Preferred Stock. If fewer than all of the shares represented by any certificate are converted, a new certificate shall be issued representing the unconverted shares without charge to the holder thereof.
(g) Taxes. The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock on conversion of Series B-1 12.75% Preferred Stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any Transfer involved in the issue and delivery of shares of Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock in a name other than that in which Series B-1 12.75% Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

Section 9. Voting Rights.
(a) General. The holders of shares of Series B-1 12.75% Preferred Stock shall not be entitled to vote, except as otherwise provided herein or required by applicable law.
(b) Election of Directors.
(1) Effective as of the first Original Issuance Date, the number of directors constituting the Board of Directors shall be increased by two Persons and the holders of a majority of the outstanding Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall be entitled to elect two Qualified Directors to the Board of Directors (each such director, an “Initial Preferred Director”) until the earliest to occur of (i) a Closing Deadline Failure as a result of a Permitted Holder Material Breach at a time when the Securities Purchase Agreement is terminable pursuant to Sections 10.2(d) and 10.3(d) thereof, (ii) a Change of Control or (iii) such time as the Permitted Holders' Aggregate Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of the Original Issue Value or, (y) after December 31, 2016, 50% of the Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the outstanding Series B Preferred Stock to elect the Initial Preferred Directors shall cease, (B) the term of office of the Initial Preferred Directors shall immediately and automatically terminate, (C) the Initial Preferred Directors will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by two Persons.
(2) Effective as of the first Original Issuance Date and at such time as when the Permitted Holders do not have the right to elect the Initial Preferred Directors pursuant to Section 9(b)(1)(iii) and any Permitted Holder's Permitted Holder Outstanding Value is greater than (x) prior to or on December 31, 2016, 75% of such Permitted Holder's Permitted Holder Original Issue Value or, (y) after December 31, 2016, 50% of such Permitted Holder's Permitted Holder Original Issue Value, the number of directors constituting the Board of Directors shall be increased by one Person and the holders of a majority of the outstanding Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall be entitled to elect one Qualified Director to the Board of Directors (such director, the “Preferred Director”) until the earliest to occur of (i) an event described in Section 9(b)(1)(i) or (ii) or (ii) such time as each Permitted Holder's Permitted Holder Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of such Permitted Holder's Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder's Permitted Holder Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the outstanding Series B Preferred Stock to elect the Preferred Director shall cease, (B) the term of office of the Preferred Director shall immediately and automatically terminate, (C) the Preferred Director will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by one Person.
(3) For the avoidance of doubt, except for the increase or decrease in the number of directors provided for herein, nothing in this Section 9(b) shall prohibit the Board of Directors from fixing the number of directors constituting the Board of Directors pursuant to the Bylaws.
(4) Term. Subject to the provisions of this Section 9(b), each Initial Preferred Director or the Preferred Director, as applicable, shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified in accordance with this Section 9(b) and the Bylaws, unless any such Initial Preferred Director or the Preferred Director, as applicable, is earlier removed in accordance with the Bylaws, resigns or is otherwise unable to serve; provided, however, that only the holders of a majority of the outstanding shares of the Series B Preferred Stock may remove any such Initial Preferred Director or the Preferred Director, as applicable, without cause at any time and the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter may remove any such Initial Preferred Director or the Preferred Director, as applicable, with cause at any time. Subject to the provisions of this Section 9(b), in the event any Initial Preferred Director or the Preferred Director, as applicable, is removed, resigns or is unable to serve as a member of the Board of Directors, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall have the right to fill such vacancy. Each Initial Preferred Director or the Preferred Director, as applicable, may only be elected to the Board of Directors by the holders of the Series B Preferred Stock in accordance with this Section 9(b), and any such Initial Preferred Director's or the Preferred Director's seat, as applicable, shall otherwise remain vacant.
(c) Class Voting Rights as to Particular Matters. In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class to the exclusion of the holders of the Common Stock and any other series of Preferred Stock, then outstanding and entitled to vote on the matter, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the actions described in (x) Section 9(c)(1) if any shares of Series B Preferred Stock are outstanding and (y) Sections 9(c)(2) and 9(c)(3) if the number shares of Series B Preferred Stock outstanding is greater than 10% of all of the shares of Series B Preferred Stock issued to the Permitted Holders, in each case excluding shares issued as a Dividend.
(1) Amendment of Series B Preferred Stock. Any amendment, alteration or repeal (by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation or this Certificate of Designation so as to adversely affect the powers, preferences and relative participating, optional and other rights of Series B-1 12.75% Preferred Stock.
(2) Dividends, Repurchase and Redemption.
(A) The declaration or payment of any dividend or distribution of Common Stock or other Junior Stock (other than a dividend payable solely in Junior Stock provided such dividend is not treated as a distribution of property for purposes of Section 305 of the Code, the Treasury Regulations promulgated thereunder or any successor provision); or
(B) the purchase, redemption or other acquisition for consideration by the Corporation, directly or indirectly, of any Common Stock, other Junior Stock or Parity Stock, (except as necessary (i) to effect a reclassification of Junior Stock for or into other Junior Stock, (ii) to effect a reclassification of Parity Stock for or into other Parity Stock with the same or lesser aggregate liquidation preference, (iii) to effect a reclassification of Parity Stock into Junior Stock, (iv) to effect the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (v) to effect the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock with the same or lesser per share liquidation amount (vi) to effect the exchange or conversion of one share of Parity Stock into Junior Stock or (vii) pursuant to the Corporation Plans).
(3) Issuance of Senior Stock or Parity Stock. Prior to the Third Closing (as defined in the Securities Purchase Agreement), the issuance of any Senior Stock or Parity Stock, except as specifically provided for herein or in the Certificate of Designation for the Series B-2 11.5% Preferred Stock.
(d) Changes after Provision for Redemption or Conversion. No vote or consent of the holders of Series B-1 12.75% Preferred Stock shall be required pursuant to Section 9(c)(x) or Section 9(c)(y) if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series B-1 12.75% Preferred Stock (1) shall have been redeemed or converted, or (2) shall have been irrevocably elected for redemption or conversion in accordance with Sections 7(f), 7(g) or 8(a) and will, subject to the passage of time, be redeemed or converted; provided, that if, on or before the redemption date specified by the Corporation, all funds required for the redemption of the shares called for redemption have been deposited by the Corporation in trust for the benefit of the Permitted Holders with a bank or trust company doing business in the City of New York having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, Dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Permitted Holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Permitted Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 10. Reorganization Events.
(a) In the event of:
(1) any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation; or
(2) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case in which holders of Ordinary Common Stock would be entitled to receive cash, securities or other property for their shares of Ordinary Common Stock (any such event specified in this Section 10(a), a “Reorganization Event”), the outstanding shares of Series B Preferred Stock shall be deemed for the purposes of this Section 10 only to be converted into the number of shares of Ordinary Common Stock equal to the quotient of (x) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding the date of conversion and (y) the Base Price for the date of effectiveness of such Reorganization Event and each such share shall, (A) become convertible into securities and other property receivable in such Reorganization Event by and in the same relative amounts as a holder of Ordinary Common Stock other than securities issued or other property distributed by such holder or its Affiliates if such Reorganization Event is entered into with such holder or its Affiliates; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other Person, then the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ only to the extent that the then existing designation and powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of the Ordinary Common Stock and Series B Preferred Stock differ as provided in this Certificate of Designation or the Certificate of Designation for the Series B-2 11.5% Preferred Stock (including, without limitation, with respect to the voting rights and conversion provisions thereof) or, at the Corporation's sole discretion, (B) be redeemed by the Corporation for a cash price equal to 105% of the fair value of the consideration that would have otherwise been received under subsection (A), as determined by the Board of Directors acting reasonably and in good faith (such cash, securities and other property, the “Exchange Property”).
(b) Subject to the restrictions set forth in Section 10(a), in the event that holders of the shares of the Ordinary Common Stock have the opportunity to elect the form of Exchange Property to be received in such transaction, the Exchange Property that holders of the Series B Preferred Stock shall be entitled to receive shall be determined by the holders of a majority of the outstanding shares of Series B Preferred Stock.
(c) Notwithstanding anything in this Certificate of Designation to the contrary, Section 10(a) shall not apply to a merger, consolidation, asset sale, reorganization or statutory share exchange (1) among the Corporation and its direct and indirect Subsidiaries or (2) between the Corporation and any Person for the primary purpose of changing the domicile of the Corporation (an “Internal Reorganization Event”) and no such transaction shall be deemed to be a Reorganization Event. Without limiting the rights of the holders of the Series B Preferred Stock set forth in Section 9(c)(1), the Corporation shall not effectuate an Internal Reorganization Event without the consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock unless the Series B Preferred Stock shall be outstanding as a class or series of preferred stock of the surviving entity having the same rights, terms, preferences, liquidation preference and accrued and unpaid Dividends as the Series B Preferred Stock in effect immediately prior to such Internal Reorganization Event, as adjusted for such Internal Reorganization Event pursuant to this Certificate of Designation after giving effect to any such Internal Reorganization Event.
(d) The Corporation (or any successor) shall, within 20 days after the occurrence of any Reorganization Event or Internal Reorganization Event, provide written notice to the holders of the Series B Preferred Stock of the occurrence of such event and, in the case of a Reorganization Event, of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 10 or the validity of any Reorganization Event or Internal Reorganization Event.
Section 11. Restrictions.
(a) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, Permitted Holders may not Transfer shares of Series B-1 12.75% Preferred Stock if such Transfer would require approvals from or filings with any Regulatory Bodies in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, unless such approvals and/or filings have been made and received; provided, however, this Section 11(a) shall not apply to any transfer where the transferee received Ordinary Common Stock pursuant to the terms hereof.
(b) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, the conversion of Series B-1 12.75% Preferred Stock for Ordinary Common Stock shall also be subject to the requirements of Section 9.2 of the Securities Purchase Agreement.
(c) Any purported conversion or Transfer of Series B-1 12.75% Preferred Stock in violation of these restrictions shall be null and void ab initio.
Section 12. Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series B-1 12.75% Preferred Stock as the true and lawful owner thereof for all purposes.
Section 13. No Standing to Bring Derivative Action. Notwithstanding any provision of the DGCL, the Rules of the Court of Chancery of the State of Delaware or any other applicable law, rule or regulation which would otherwise confer such standing or empower a holder of Series B-1 12.75% Preferred Stock to take such action, no holder of any share of Series B-1 12.75% Preferred Stock shall have standing to bring an action, suit or proceeding derivatively or otherwise in the right of the Corporation.
Section 14. Legends. All certificates representing shares of Series B-1 12.75% Preferred Stock shall bear a legend or other restriction substantially to the following effect (it being agreed that if such shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR AS MAY BE HELD BY A PERSON DEEMED AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OF THIS SECURITY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN

THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE CERTIFICATE OF DESIGNATION OF SERIES B-1 CONVERTIBLE PREFERRED STOCK OF USEC INC. (THE “COMPANY”), AS AMENDED.
THIS SECURITY IS SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLES FOURTH AND ELEVENTH OF USEC INC.'S CERTIFICATE OF INCORPORATION, AS AMENDED.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER, CONVERSION AND REDEMPTION) STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF SECTION 9 OF THE SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA CORPORATION (“TOSHIBA”) AND BABCOCK & WILCOX INVESTMENT COMPANY (“B&W”), DATED AS OF MAY 25, 2010.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON THE DISPOSITION OF SECURITIES) STATED IN THE PROVISIONS OF SECTION 4.7 OF THE INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA AND B&W, DATED AS OF SEPTEMBER 2, 2010.”
Section 15. Written Consent. Any action as to which a class vote of the holders of Preferred Stock, or the holders of Preferred Stock and Class B Common Stock voting together, is required pursuant to the terms of this Certificate of Designation or the Securities Purchase Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.
Section 16. Notices. All notices or communications in respect of Series B-1 12.75% Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law or regulation. Notwithstanding the foregoing, if Series B-1 12.75% Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Series B-1 12.75% Preferred Stock in any manner permitted by such facility.
Section 17. Other Rights. The shares of Series B-1 12.75% Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officers this 2nd day of September, 2010.

USEC INC.

By:    /s/ John K. Welch
Name: John K. Welch
Title: President and Chief Executive Officer

Attest:

By:    /s/ Peter B. Saba
Name: Peter B. Saba
Title: Secretary

CERTIFICATE OF DESIGNATION OF
SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK
of
USEC INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

We, John K. Welch, President and Chief Executive Officer, and Peter B. Saba, Secretary, of USEC Inc., a corporation organized and existing under the General Corporation Law (“DGCL”) of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:
That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on May 24, 2010 adopted the following resolution creating a series of 25,000 shares of Preferred Stock, par value $1.00 per share, designated as Series C Convertible Participating Preferred Stock:
RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:
Section 1. Designation. The designation of this series of Preferred Stock, par value $1.00 per share, of the Corporation is “Series C Convertible Participating Preferred Stock” (“Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock.
Section 2. Number of Shares. The authorized number of shares of Series C Preferred Stock is 25,000. Shares of Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock or into Common Stock, shall revert to authorized but unissued shares of Preferred Stock and shall not be reissued as shares of Series C Preferred Stock.
Section 3. Definitions. As used herein with respect to Series C Preferred Stock:
(a) “Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.
(b) “Aggregate Outstanding Value” shall mean, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock, plus, (2) for each share of Series C Preferred Stock then held by the Permitted Holders, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price (as defined in the Series B-1 Certificate of Designation) upon which the Permitted Holders' acquisition of such share was calculated, plus, (3) for each share of Common Stock then held by the Permitted Holders, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price upon which the Permitted Holders' acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a).
(c) “Approved Market” shall mean, if the Ordinary Common Stock is then listed or quoted on the New York Stock Exchange, The NASDAQ Stock Market or the American Stock Exchange, such market or exchange.
(d) “Automatic Redemption” shall mean an automatic redemption pursuant to Section 7(g) of the Series B-1 Certificate of Designation subsequent to a Conversion Election (as defined in the Series B-1 Certificate of Designation), Section 8(c) of the Series B-1 Certificate of Designation or Section 8(c) of the Series B-2 Certificate of Designation.
(e) “Automatic Redemption Adjustment” shall mean, for purposes of determining the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value, that if an Automatic Redemption has been effected prior to the date of determining such values, (1) the aggregate amount of the Liquidation Preference, as of the date of redemption, of a Permitted Holder's Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder's Aggregate Outstanding Value and Permitted Holder Outstanding Value and (2) the aggregate amount of the Liquidation Preference, as of the date of redemption, of such Permitted Holder's Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder's Original Issue Value and Permitted Holder Original Issue Value; provided, however, that, if at any time after any Automatic Redemption, such Permitted Holder's Deemed Holder Percentage is less than 8%, then such adjustment to the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value shall not be made.

(f) “B&W” shall mean Babcock & Wilcox Investment Company, a Delaware corporation.
(g) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 promulgated under Section 13(d) of the Exchange Act or any successor provisions thereto, and “Beneficial Ownership” shall have a correlative meaning.
(h) “Board of Directors” shall mean the board of directors of the Corporation or any duly authorized committee thereof.
(i) “Bylaws” shall mean the Amended and Restated Bylaws of the Corporation, as amended from time to time.
(j) “Certificate of Designation” shall mean this Certificate of Designation of Series C Convertible Participating Preferred Stock of the Corporation, as amended from time to time.
(k) “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.
(l) “Change of Control” shall mean the occurrence of any of the following:
(1) any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation's capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation's Subsidiaries or any of the Corporation's employee benefit plans (for purposes of this subsection (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);
(2) the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation's assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:
(i) that does not result in a reclassification, conversion, exchange or cancellation of the Corporation's outstanding Common Stock;
(ii) that is effected solely to change the Corporation's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of any class or series of common stock of the surviving entity; or
(iii) where the issued and outstanding capital stock having ordinary voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).
(m) “Charter Amendment Approval” shall mean the approval of the stockholders of the Corporation necessary to amend the Corporation's Certificate of Incorporation to approve the authorization of Class B Common Stock and the proper filing of such amendment with the Secretary of State of the State of Delaware.
(n) “Class B Common Stock” shall mean the Class B Common Stock of the Corporation, par value $.10 per share, to be authorized by the Charter Amendment Approval.
(o) “Closing Deadline Failure” shall mean, unless waived in writing (1) by the Corporation if such Closing Deadline Failure is as a result of breach by a Permitted Holder, (2) by the Permitted Holders if such Closing Deadline Failure is as a result of breach by the Corporation, or (3) by the Permitted Holders and the Corporation if such Closing Deadline Failure is not as a result of a breach by the Permitted Holders or the Corporation, either, (A) with respect to the Second Closing (as defined in the Securities Purchase Agreement), that the Second Closing shall not have occurred by June 30, 2011 and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.2 thereof, or (B) with respect to the Third Closing (as defined in the Securities Purchase Agreement), that the Third Closing shall not have occurred by the Third Closing Termination Date (as defined in the Securities Purchase Agreement) and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.3 thereof.
(p) “Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.
(q) “Common Stock” shall mean collectively, the Ordinary Common Stock and the Class B Common Stock.
(r) “Converted Series C Preferred Stock” shall have the meaning ascribed to it in Section 10(b).
(s) “Corporation” shall have the meaning ascribed to it in the recitals.

(t) “Deemed Holder Percentage” shall mean, as to any Permitted Holder, the percentage resulting from the following calculation, (1)(A) the number of shares of Ordinary Common Stock equal to the quotient of (w) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on the outstanding shares of Series B Preferred Stock held by such Permitted Holder from and including the immediately preceding Dividend Payment Date (as defined in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable) to, but excluding, the date of conversion and (x) the Base Price for the date of such calculation, plus (B) the number of outstanding of shares of (y) Series C Preferred Stock multiplied by 1000 plus, (z) if then outstanding, Class B Common Stock, in each case held by such Permitted Holder divided by (2)(A) the total number of shares of Ordinary Common Stock equal to the quotient of (v) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on all outstanding shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date (as defined in the Series B-1 Certificate of Designation) to, but excluding, the date of conversion and (w) the Base Price for the date of such calculation, plus (B) the total number of all outstanding shares of (x) Series C Preferred Stock multiplied by 1000 plus (y) if then outstanding, Class B Common Stock, plus (z) Ordinary Common Stock.
(u) “DGCL” shall have the meaning ascribed to it in the recitals.
(v) “Dividend” shall have the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.
(w) “DOE” shall mean the United States Department of Energy.
(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(y) “Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, arbitral body or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over any of the Permitted Holders, the Corporation, any of the Corporation's Subsidiaries or their respective Property.
(z) “Initial Investor Director” shall have the meaning ascribed to it in Section 5(b)(1) hereof.
(aa) “Initial Liquidation Preference” shall mean $1,000 per share of each of Series B-1 12.75% Preferred Stock and Series B-2 11.5% Preferred Stock.
(bb) “Investor Director” shall have the meaning ascribed to it in Section 5(b)(2).
(cc) “Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated as of September 2, 2010 among the Corporation, Toshiba and B&W, as amended from time to time.
(dd) “Junior Stock” shall mean the Common Stock and any other class or series of capital stock of the Corporation that ranks junior to the Series C Preferred Stock (1) as to the priority of payment of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation. For the avoidance of doubt, Junior Stock shall include the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series A Junior Participating Preferred Stock.”
(ee) “Liquidation Preference” shall mean $.01 per share of Series C Preferred Stock.
(ff) “Ordinary Common Stock” shall mean the common stock of the Corporation, par value $.10 per share. For the avoidance of doubt, the Ordinary Common Stock shall not include the Class B Common Stock.
(gg) “Original Issuance Date” shall mean, with respect to each share of Series C Preferred Stock issued to the Permitted Holders, the date on which such share was issued by the Corporation.
(hh) “Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, the aggregate Initial Liquidation Preference of all the shares of Series B Preferred Stock issued to the Permitted Holders excluding those shares issued as a Dividend.
(ii) “Parity Stock” shall mean any class or series of stock of the Corporation that ranks equally with Series C Preferred Stock (1) in the priority of payment of dividends and/or (2) in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).
(jj) “Permit” shall mean any approval, authorization, certificate, consent, license or permit of or from any Governmental Authority.
(kk) “Permitted Holder Material Breach” shall mean the material breach of the Securities Purchase Agreement or the Investor Rights Agreement by any Permitted Holder.

(ll) “Permitted Holder Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, for any Permitted Holder, the aggregate Initial Liquidation Preference of all shares of Series B Preferred Stock issued to such Permitted Holder excluding those shares issued as a Dividend and those shares acquired upon exercise of the Warrants.
(mm) “Permitted Holder Outstanding Value” shall mean, as to any Permitted Holder, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock then held by such Permitted Holder, plus, (2) for each share of Series C Preferred Stock then held by a Permitted Holder, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which such Permitted Holder's acquisition of such share was calculated, plus, (3) for each share of Common Stock then held by such Permitted Holder, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price (as defined in the Series B-1 Certificate of Designation) upon which such Permitted Holder's acquisition of such share was calculated, plus, (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a) of the Series B-1 Certificate of Designation or Series B-2 Certificate of Designation, as applicable.
(nn) “Permitted Holders” shall mean (1) Toshiba America or any other Wholly-Owned Affiliates of Toshiba, (2) B&W and its Wholly-Owned Affiliates, (3) a special purpose entity jointly and wholly controlled by Toshiba and B&W and (4) Westinghouse Electric Company, LLC, to the extent that it is controlled by Toshiba or a Permitted Holder described under (1) above; provided, however, that each Permitted Holder must be a U.S. Person.
(oo) “Person” shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.
(pp) “Preferred Stock” shall mean any and all series of preferred stock, par value $1.00 per share, of the Corporation, including the Series C Preferred Stock.
(qq) “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.
(rr) “Qualified Director” shall mean any individual reasonably acceptable to the Nominating and Governance Committee of the Board of Directors.
(ss) “Regulatory Bodies” shall mean the DOE and the U.S. Nuclear Regulatory Commission and any successor Governmental Authorities thereto.
(tt) “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of May 25, 2010, among the Corporation, Toshiba and B&W, as amended from time to time.
(uu) “Senior Stock” shall mean any class or series of capital stock of the Corporation that ranks senior to the Series C Preferred Stock (1) as to the priority of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation. For the avoidance of doubt, Senior Stock shall include the Series B Preferred Stock.
(vv) “Series B Preferred Stock” shall mean the Series B-1 12.75% Preferred Stock together with the Series B-2 11.5% Preferred Stock.
(ww) “Series B-1 12.75 % Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series B-1 12.75% Convertible Preferred Stock.”
(xx) “Series B-1 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware.
(yy) “Series B-2 11.5% Preferred Stock” shall mean the series of preferred stock of the Corporation, par value $1.00 per share, designated as “Series B-2 11.5% Convertible Preferred Stock.”
(zz) “Series B-2 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-2 11.5% Convertible Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware.
(aaa) “Series C Preferred Stock” shall have the meaning ascribed to it in Section 1.
(bbb) “Series C Preferred Stock Automatic Conversion Time” shall have the meaning ascribed to it in Section 10(b).
(ccc) “Share Issuance Approval” shall mean the approval of the stockholders of the Corporation necessary to approve the conversion of all the Series B Preferred Stock and the Series C Preferred Stock, and the exercise of all the Warrants, for Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, or if shares of the Ordinary Common Stock become listed and traded on another Approved Market, the approval required by such Approved Market, or the time at which all such approvals shall for any reason become inapplicable or not required so as to permit all such conversions and exercises.

(ddd) “Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (1) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership, joint venture or limited liability company or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC, a Delaware limited liability company, shall not be considered a Subsidiary of B&W or the Corporation.
(eee) “Third Party Transfer” shall mean an irrevocable Transfer in compliance with Section 11 of all legal ownership, Voting Control and Beneficial Ownership of any share or shares of Series C Preferred Stock to a Person other than a Permitted Holder or its Affiliates.
(fff) “Toshiba” shall mean Toshiba Corporation, a corporation organized under the laws of Japan.
(ggg) “Toshiba America” shall mean Toshiba America Nuclear Energy Corporation, a Delaware corporation.
(hhh) “Transfer” shall mean, with respect to any shares of Series C Preferred Stock, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such shares or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such shares), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act.
(iii) “U.S. Person” shall mean any person that is treated as a “United States Person” under Code Section 7701(a)(30) and that provides an IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including backup withholding tax), on or before the time at which it acquires securities pursuant to this Certificate of Designation.
(jjj) “Voting Control” shall mean, with respect to a share or shares of Series C Preferred Stock, the power, whether exclusive or shared, revocable or irrevocable, to vote or direct the voting of such share or shares of Series C Preferred Stock, by proxy, voting agreement or otherwise.
(kkk) “Warrants” shall mean those warrants to purchase Class B Common Stock or Series C Preferred Stock originally issued by the Corporation to the Permitted Holders pursuant to the Securities Purchase Agreement.
(lll) “Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person, or any other Affiliate to which the Corporation, in its sole discretion, consents.
Section 4. Titles and Subtitles; Interpretation. The titles and subtitles used in this Certificate of Designation are used for convenience only and are not to be considered in construing or interpreting this Certificate of Designation. The definitions contained in this Certificate of Designation are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.
Section 5. Voting Rights.
(a) General. The holders of shares of Series C Preferred Stock shall not be entitled to vote, except as otherwise provided herein or required by applicable law. On any matter as to which the shares of Series C Preferred Stock shall be entitled to vote, each share shall entitle the holder thereof to 1,000 votes. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) Election of Directors.
(1) Effective at the time no Series B Preferred Stock shall be outstanding, the number of directors constituting the Board of Directors shall be increased by two Persons and the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of any other Common Stock and any other series of Preferred Stock, shall be entitled to elect two Qualified Directors to the Board of Directors (each such director, an “Initial Investor Director”) until the earliest to occur of (i) a Closing Deadline Failure as a result of a Permitted Holder Material Breach at a time when the Securities Purchase Agreement is terminable pursuant to

Sections 10.2(d) and 10.3(d) thereof, (ii) a Change of Control or (iii) such time as the Permitted Holders' Aggregate Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of the Original Issue Value or, (y) after December 31, 2016, 50% of the Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the voting power of the outstanding Series B Preferred Stock to elect the Initial Investor Directors shall cease, (B) the term of office of the Initial Investor Directors shall immediately and automatically terminate, (C) the Initial Investor Directors will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by two Persons.
(2) Effective as of the first Original Issuance Date and at such time as when the Permitted Holders do not have the right to elect the Initial Investor Directors pursuant to Section 5(b)(1)(iii) and any Permitted Holder's Permitted Holder Outstanding Value is greater than (x) prior to or on December 31, 2016, 75% of such Permitted Holder's Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder's Permitted Holder Original Issue Value, the number of directors constituting the Board of Directors shall be increased by one Person and the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of Ordinary Common Stock and any other series of Preferred Stock, shall be entitled to elect one Qualified Director to the Board of Directors (such director, the “Investor Director”) until the earliest to occur of (i) an event described in Section 5(b)(1)(i) or (ii) or (ii) such time as each Permitted Holder's Permitted Holder Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of such Permitted Holder's Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder's Permitted Holder Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock to elect the Investor Director shall cease, (B) the term of office of the Investor Director shall immediately and automatically terminate, (C) the Investor Director will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by one Person.
(3) For the avoidance of doubt, except for the increase or decrease in the number of directors provided for herein, nothing in this Section 5(b) shall prohibit the Board of Directors from fixing the number of directors constituting the Board of Directors pursuant to the Bylaws.
(4) Term. Subject to the provisions of this Section 5(b), each Initial Investor Director or the Investor Director, as applicable, shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified in accordance with this Section 5(b) and the Bylaws, unless any such Initial Investor Director or the Investor Director, as applicable, is earlier removed in accordance with the Bylaws, resigns or is otherwise unable to serve; provided, however, that only the holders of a majority of the voting power of the outstanding Class B Common Stock and the Series C Preferred Stock may remove any such Initial Investor Director or the Investor Director, as applicable, without cause at any time, and the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter may remove any such Initial Investor Director or the Investor Director, as applicable, with cause at any time. Subject to the provisions of this Section 5(b), in the event any Initial Investor Director or the Investor Director, as applicable, is removed, resigns or is unable to serve as a member of the Board of Directors, the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of any other Common Stock and any other series of Preferred Stock, shall have the right to fill such vacancy. Each Initial Investor Director or the Investor Director, as applicable, may only be elected to the Board of Directors by the holders of the Class B Common Stock and Series C Preferred Stock in accordance with this Section 5(b), and each such Initial Investor Director's or the Investor Director's seat, as applicable, shall otherwise remain vacant.
(d) Notwithstanding Section 5(a), the holders of Series C Preferred Stock and Class B Common Stock shall be entitled to vote together with the holders of Common Stock (and any other class or series of capital stock entitled to vote on the matter with the Common Stock) as a single class with respect to any transactions involving a merger of the Corporation or sale of substantially all of the Corporation's assets, which must be submitted to the Corporation's stockholders pursuant to the DGCL; provided, however, that each holder of Class B Common Stock shall be entitled to (A) one vote for each outstanding share of Class B Common Stock held of record by such holder as of the applicable record date, but only to the extent that the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock does not exceed 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote thereon or (B) if pursuant to clause (A) the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock would exceed 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote on the matter, such fraction of one vote for (i) each one-one thousandth (1/1000) of a share of Series C Preferred Stock and (ii) each share of Class B Common Stock held of record by such holder as of the applicable record date such that the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock equaled 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote thereon.
(e) Notwithstanding Section 5(a), the vote or consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of the Common Stock and any other series of Preferred Stock then outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of the Certificate of Incorporation or this Certificate of Designation (by merger, consolidation or otherwise) so as to adversely affect the powers, preferences and relative participating, optional and other rights of Series C Preferred Stock.
Section 6. Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any Senior Stock, the holders of Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount equal to the product of (a) the aggregate per share amount of all dividends declared and paid on the Ordinary Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine and (b) 1000. Except as otherwise required by the DGCL and Section 7(a), in any circumstance where the Corporation may declare dividends or otherwise make distributions (including, without limitation, any distribution on liquidation, dissolution or winding-up of the Corporation) on the Common Stock, the Corporation shall declare the same per share dividends or make the same per share distributions, as the case may be, on the Series C Preferred Stock; provided, however, that if any such dividends or distributions are declared with respect to the Common Stock in the form of additional shares of Common Stock (or rights to acquire Common Stock), such dividends or distributions shall be made with respect to the Series C Preferred Stock in the form of an equivalent number of shares of Series C Preferred Stock (or rights to acquire Series C Preferred Stock) and if any such dividends or distributions are declared with respect to Series C Preferred Stock in the form of additional shares of Series C Preferred Stock (or rights to acquire Series C Preferred Stock), such dividends or distributions shall be made with respect to the Common Stock in the form of an equivalent number of shares of Common Stock (or rights to acquire Ordinary Common Stock).
Section 7. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. Subject to the rights of the holders of any Senior Stock outstanding at any time, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Series C Preferred Stock shall be entitled to receive for each outstanding share of Series C Preferred Stock, out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the per share amount of all cash and other property to be distributed in respect of the Common Stock into which the Series C Preferred Stock is then convertible.
(b) Partial Payment. If, in connection with any distribution described in Section 7(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences, plus an amount equal to any dividends declared but unpaid thereon, in full to all holders of Series C Preferred Stock and all holders of Parity Stock, then the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other capital stock ranking equally on liquidation shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences, plus any dividends declared but unpaid thereon, of the holders of Series C Preferred Stock and the holders of all such other Parity Stock.
(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 7, the merger or consolidation of the Corporation with any other corporation or other Person, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but shall instead be subject to the provisions of Section 9.
Section 8. Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of any of the Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock, then the outstanding shares of the Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock, as applicable, will be subdivided or combined in the same manner.
Section 9. Equal Status. Except as expressly provided in this Certificate of Designation, shares of Ordinary Common Stock and Series C Preferred Stock shall have the same rights, powers, preferences and restrictions and rank equally, share ratably and be identical in all respect as to all matters. In any merger, consolidation, reorganization or other business combination, the consideration received per share by the holders of the Ordinary Common Stock and per 1/1000 of a share of Series C Preferred Stock in such merger, consolidation, reorganization or other business combination shall be identical; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other corporation, partnership, limited liability company or other entity, then the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ to the extent that the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of the Ordinary Common Stock and the Series C Preferred Stock differ as provided herein or in the Certificate of Incorporation (including, without limitation, with respect to the voting rights and conversion provisions hereof) if and to the extent necessary due to regulatory requirements or restrictions applicable to the entity surviving such merger, consolidation, reorganization or other business combination that are similar in nature to those applicable to the Corporation; and provided, further, that if the holders of the Ordinary Common Stock or Series C Preferred Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of the other class or series are granted identical election rights, subject to the preceding proviso.
Section 10. Automatic Conversion.
(a) Subject to Section 11, a share of the Series C Preferred Stock shall be automatically converted, without any action on the part of the Corporation (other than the subsequent exchange of Series C Preferred Stock certificates for Ordinary Common Stock certificates or, in the case of uncertificated shares of Series C Preferred Stock, upon receipt of proper transfer instructions from the registered holder of the shares of Series C Preferred Stock or by his, her or its attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form), or any holder of the Series C Preferred Stock or any other Person, into 1000 fully paid and nonassessable shares of Ordinary Common Stock upon a Third Party Transfer of such share.
(b) In the event of any automatic conversion pursuant to the terms of Section 10(a), the conversion shall be deemed to have been effected upon such Third-Party Transfer (the “Series C Preferred Stock Automatic Conversion Time”). At the Series C Preferred Stock Automatic Conversion Time, the certificate or certificates that represented the shares of Series C Preferred Stock that were so converted immediately prior to such conversion (the “Converted Series C Preferred Stock”) shall, automatically and without further action, represent 1000 fully paid and non-assessable shares of Ordinary Common Stock per share of Series C Preferred Stock. Permitted Holders of the Converted Series C Preferred Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by such Permitted Holder or such Permitted Holder's authorized attorney to the principal office of the Corporation (or such other office or agency (including the transfer agent, if applicable) of the Corporation as it may designate by notice in writing to the registered Permitted Holder at the address of such Permitted Holder appearing on the books of the Corporation), together with a written notice stating the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Ordinary Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its agent shall promptly issue and deliver at such stated address to such holder of shares of Ordinary Common Stock a certificate or certificates representing the number of shares of Ordinary Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Ordinary Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Ordinary Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Ordinary Common Stock at and as of the Series C Preferred Stock Automatic Conversion Time, and the rights of such Person as a holder of shares of the Series C Preferred Stock that have been converted shall cease and terminate at and as of the Series C Preferred Stock Automatic Conversion Time, in each case without regard to any failure by such Permitted Holder to deliver the certificates or the notice required by this Section.
Section 11. Restrictions.
(a) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, Permitted Holders may not Transfer shares of Series C Preferred Stock if such Transfer would require approvals from or filings with any Regulatory Bodies in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, unless such approvals and/or filings have been made and received; provided, however, this Section 11(a) shall not apply to any transfer where the transferee received Ordinary Common Stock pursuant to the terms hereof.
(b) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, the conversion of Series C Preferred Stock for Ordinary Common Stock shall also be subject to the requirements of Section 9.2 of the Securities Purchase Agreement.
(c) Any purported conversion or Transfer of Series C Preferred Stock in violation of these restrictions shall be null and void ab initio.
Section 12. Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of the Series C Preferred Stock as the true and lawful owner thereof for all purposes.
Section 13. Legends. All certificates representing shares of Series C Preferred Stock shall bear a legend or other restriction substantially to the following effect (it being agreed that if such shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR AS MAY BE HELD BY A

PERSON DEEMED AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OF THIS SECURITY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE CERTIFICATE OF DESIGNATION OF SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK OF USEC INC. (THE “COMPANY”), AS AMENDED.
THIS SECURITY IS SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLES FOURTH AND ELEVENTH OF USEC INC.'S CERTIFICATE OF INCORPORATION, AS AMENDED.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER, CONVERSION AND REDEMPTION) STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF SECTION 9 OF THE SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA CORPORATION (“TOSHIBA”) AND BABCOCK & WILCOX INVESTMENT COMPANY (“B&W”), DATED AS OF MAY 25, 2010.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON THE DISPOSITION OF SECURITIES) STATED IN THE PROVISIONS OF SECTION 4.7 OF THE INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA AND B&W, DATED AS OF SEPTEMBER 2, 2010.”

Section 14. Written Consent. Any action as to which a class vote of the holders of Series C Preferred Stock, or the holders of Series C Preferred Stock and Class B Common Stock voting together, is required pursuant to the terms of this Certificate of Designation or the Securities Purchase Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.
Section 15. Notices. All notices or communications in respect of Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law or regulation. Notwithstanding the foregoing, if Series C Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series C Preferred Stock in any manner permitted by such facility.
Section 16. Other Rights. The shares of Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officers this 2nd day of September, 2010.

USEC INC.

By:    /s/ John K. Welch
Name: John K. Welch
Title: President and Chief Executive Officer

Attest:

By:    /s/ Peter B. Saba
Name: Peter B. Saba
Title: Secretary